                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                        Triumph Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               TRIUMPH GROUP, INC.
                        FOUR GLENHARDIE CORPORATE CENTER
                         1255 DRUMMERS LANE - SUITE 200
                            WAYNE, PENNSYLVANIA 19087
                                 (610) 975-0420

                            -----------------------
                    Notice of Annual Meeting of Stockholders
                           To Be Held on July 26, 2000

To holders of shares of common stock and class D common stock:

         You are invited to be present either in person or by proxy at the annual meeting of stockholders of Triumph Group, Inc. to be held at Triumph's principal executive offices at Four Glenhardie Corporate Center, 1255 Drummers Lane - Suite 200, Wayne, Pennsylvania 19087, on Wednesday, July 26, 2000, beginning at 9:30 a.m., local time, for the following purposes:

1.       To elect all six directors for the coming year;

2. To ratify the selection of Ernst & Young LLP as Triumph's independent auditors for the fiscal year ending March 31, 2001; and

3. To transact any other business as may properly come before the meeting or any postponements or adjournments.

         Management currently knows of no other business to be presented at the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy will vote with their judgment on those matters.

         The board of directors has fixed the close of business on May 31, 2000 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournments. To make sure that your vote is counted, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting in person. A self-addressed, postage paid envelope is enclosed for your convenience. If you do attend the meeting, you may then withdraw your proxy and vote your shares in person. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies which are returned properly signed but unmarked will be voted in favor of proposals made by Triumph.

                                            By order of the board of directors,

                                            /s/ Richard M. Eisenstaedt
                                                ----------------------


                                            Richard M. Eisenstaedt
June 28, 2000                               Secretary
Wayne, Pennsylvania

                             Your vote is important

         PLEASE FILL IN, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                               Triumph Group, Inc.
                        Four Glenhardie Corporate Center
                         1255 Drummers Lane - Suite 200
                            Wayne, Pennsylvania 19087
                                 (610) 975-0420

                              --------------------

                                 Proxy Statement
                     for 2000 Annual Meeting of Stockholders
                           To be held on July 26, 2000

                               GENERAL INFORMATION

         This proxy statement is sent by the board of directors of Triumph Group, Inc. to solicit proxies to be voted at its annual meeting of stockholders on Wednesday, July 26, 2000, to be held at 9:30 a.m., local time, at Triumph's offices at Four Glenhardie Corporate Center, 1255 Drummers Lane - Suite 200, Wayne, Pennsylvania and at any adjournments, for the purposes stated in the accompanying notice of the meeting. This proxy statement, the notice and the enclosed proxy card will first be mailed to stockholders entitled to vote on or about June 28, 2000.

         Sending a signed proxy will not affect your right to attend the meeting and vote in person because the proxy is revocable. You have the power to revoke your proxy by, among other methods, giving written notice to the Secretary of Triumph at any time before your proxy is exercised or by attending the meeting and voting in person.

         When your proxy card is returned properly signed, your shares will be voted according to your instructions. The board knows of no matters that are likely to be brought before the meeting other than the matters specifically referred to in the notice of the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the meeting, will be authorized to vote or otherwise act with their judgment in those matters. In the absence of contrary instructions, your shares included on the enclosed proxy will be voted "FOR" the nominees for director stated thereon and "FOR" the ratification of the selection of Ernst & Young LLP as Triumph's independent auditors for the fiscal year ending March 31, 2001.

                             SOLICITATION OF PROXIES

         Triumph will pay for this proxy solicitation. Officers and other regular employees may solicit proxies by mail, in person or by telephone or telecopy. These officers and other regular employees will not receive additional compensation. Triumph is required to pay, upon request, the reasonable expenses incurred by record holders of common stock, who are brokers, dealers, banks, voting trustees or other nominees for mailing proxy material and annual stockholder reports to any beneficial owners of common stock they hold of record.

                            QUORUM AND VOTING RIGHTS

         Holders of record of Triumph's common stock and class D common stock, as of the close of business on May 31, 2000, the record date, will be entitled to notice and to vote at the meeting and at any adjournments. Holders of shares of common stock are entitled to vote on all matters brought before the meeting. Holders of class D common stock are not entitled to vote in the election of directors, but are entitled to vote on all other matters brought before the meeting. Each share of class D common stock may be converted into one share of common stock, at any time, at the option of the holder.

         As of the record date, there were 8,324,111 shares of common stock outstanding and entitled to vote on the election of directors. As of the record date, there were 8,324,111 shares of common stock and 3,348,535 shares of class D common stock for a total of 11,672,646 shares outstanding and entitled to vote on all other matters. Holders of common stock will vote on the election of directors as a class and the holders of common stock and class D common stock will vote on all other matters together as a class. Each outstanding share of common stock and class D common stock entitles the holder to one vote.

         The presence in person or by proxy of the holders of a majority of the outstanding common stock and class D common stock is necessary to constitute a quorum at the meeting.

         Directors will be elected by a plurality of the votes cast by holders of common stock, voting together as a class, represented in person or by proxy at the meeting. Abstentions in the election of directors will be counted for the purpose of determining whether a quorum is present at the meeting but will not be considered as votes cast. Because directors are elected by a plurality of votes, abstentions will not have an impact on their election.

         The holders of common stock are entitled to cumulate their votes in the election of directors, which means a holder of common stock may cast as many votes in the aggregate as he or she is entitled to vote multiplied by the number of directors to be elected and to cast all votes for one director nominee or distribute these votes among two or more director nominees, as a holder sees fit. Each holder of common stock may indicate his or her preference on the enclosed proxy. If no preference is indicated, that holder's votes will be voted pro rata in favor of all nominees indicated.

         Ratification of the board's selection of Triumph's auditors and any other matters brought before the meeting, other than the election of directors, will require the favorable vote of a majority of the shares of common stock and class D common stock, voting together as a class, represented in person or by proxy at the meeting. Triumph is not aware of any matter, other than as referred to in this proxy statement, to be presented at the meeting. Abstentions in ratification of the selection of Triumph's auditors and of any other proposals will be counted for the purpose of determining whether a quorum is present at the meeting and as votes cast and will have the effect of a negative vote.

         Broker non-votes for all proposals will not be counted in determining the presence of a quorum and will not be considered as votes cast, and will have no effect on the results of the votes.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The board currently consists of six directors and one vacancy. Michael Delaney, a former director of Triumph, resigned from the board on March 31, 2000. At the meeting, the stockholders will elect all six directors for a term ending at the next annual meeting of stockholders and until that director's successor is duly elected and qualified.

         The table below lists the name of each person nominated by the board to serve as a director for the coming year. All of the nominees are currently directors of Triumph for terms expiring at the meeting. Each nominee has consented to be named as a nominee and, to the knowledge of Triumph, is willing to serve as a director, if elected. Should any of the nominees not remain a nominee at the end of the meeting (a situation which is not anticipated), solicited proxies will be voted in favor of those who remain as nominees and may be voted for substitute nominees. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted pro rata "FOR" the election of Richard C. Ill, John R. Bartholdson, Richard C. Gozon, Claude F. Kronk, Joseph M. Silvestri and William O.
Albertini.

NOMINEES                                     AGE                         YEAR FIRST ELECTED A DIRECTOR
--------                                     ---                         ------------------------------

Richard C. Ill                                 57                                    1993
John R. Bartholdson                            55                                    1993
Richard C. Gozon                               61                                    1993
Claude F. Kronk                                68                                    1993
Joseph M. Silvestri                            38                                    1994
William O. Albertini                           56                                    1999


         The principal occupations and qualifications of each nominee for director are as follows:

         Richard C. Ill has been President and Chief Executive Officer and a director of Triumph since 1993. Mr. Ill is a member of the advisory board of Outward Bound, USA and the board of directors, chairman's council and policy and planning committees of the Steel Service Center Institute.

         John R. Bartholdson has been Senior Vice President, Chief Financial Officer and Treasurer and a director of Triumph since 1993. Mr. Bartholdson serves on the board of directors and is a member of the compensation committee of PBHG Funds, Inc.

         Richard C. Gozon has been a director of Triumph since 1993. Mr. Gozon has been Executive Vice President of Weyerhaeuser Company since 1994. Mr. Gozon serves on the board of directors of U.G.I. Corporation, AmeriSource Health Corporation and AmeriGas Partners, L.P.

         Claude F. Kronk has been a director of Triumph since 1993. Mr. Kronk retired on January 1, 1998 from his position as Vice Chairman and Chief Executive Officer of J&L Specialty Steel, Inc., a position which he held in excess of five years. Mr. Kronk serves on the board of directors of Cold Metal Products, Co. and Bangor Hydro-Electric Co.

         Joseph M. Silvestri has been a director of Triumph since 1994. Mr. Silvestri has been employed by Citicorp Venture Capital, Ltd. since 1990 and has been a Vice President since 1995. Mr. Silvestri serves on the board of directors of Glenoit Mills, Euramax International, Inc., GNI Group, Inc., ISG Resources and MacDermid, Incorporated.

         William O. Albertini has been a director of Triumph since May 1999. Mr. Albertini was Executive Vice President and Chief Financial Officer of Bell Atlantic Corp. from 1991 through 1997. In 1997, Mr. Albertini became Executive Vice President and Chief Financial Officer of Bell Atlantic Global Wireless and remained in that position until his retirement on May 1, 1999. Mr. Albertini serves on the board of directors of American Water Works and Blackrock Funds.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THESE NOMINEES. THE SIX NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES WILL BE ELECTED AS DIRECTORS.

MEETINGS AND COMMITTEES OF THE BOARD

         The board held four (4) meetings during Triumph's fiscal year ended March 31, 2000 and also acted by unanimous consents in writing. The standing committees of the board are the audit committee and the compensation committee. Triumph does not have an executive committee or a nominating committee. The audit committee, consisting of Messrs. Gozon, Kronk and Albertini, met twice during the last fiscal year. Triumph's board adopted a charter for the audit committee in April 2000. A copy of the charter will be included in next year's proxy statement. The audit committee communicates and receives information directly from Triumph's independent auditors. The compensation committee, consisting of Messrs. Gozon, Kronk and Silvestri, met one time during the last fiscal year. The compensation committee periodically reviews and evaluates the compensation of Triumph's officers, administers Triumph's 1996 stock option plan and establishes guidelines for compensation of other personnel. The board does not have a nominating committee.

COMPENSATION OF DIRECTORS

         Directors who are also employees of Triumph or Citicorp Venture Capital do not receive additional compensation for serving as directors. Each director who is not an employee of Triumph or Citicorp Venture Capital receives an annual fee of $15,000 and a fee of $1,000 for attendance at each board meeting and $500 for each committee meeting (unless held on the same day as a board meeting). Each director who is not an employee of Triumph is entitled to receive options to purchase shares of common stock under Triumph's directors' stock option plan. Any options granted under the directors' plan are in addition to other compensation paid to those directors. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the board or its committees.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid to the President and Chief Executive Officer and to each of the four most highly compensated executive officers of Triumph and its subsidiaries, other than the President and Chief Executive Officer, for the fiscal years ended March 31, 2000, 1999 and 1998.

         "Bonus" consists of cash bonuses earned in the fiscal year identified, of which only a portion was paid in that year to Messrs. Ill and Bartholdson at their request and the balance was deferred.

         "Other Annual Compensation" reflects amounts contributed by Triumph to its 401(k) Plan for the benefit of the named employee.

         "All Other Compensation" consists of group term life insurance premiums and for fiscal year 2000 premiums related to Triumph's Executive Life Program - Collateral Assignment Split Dollar Agreement.

                           Summary Compensation Table
                           --------------------------


                                                                     Annual Compensation
                                          ------------------------------------------------------------------------------
                                                                                Other Annual          All Other
Name and Position                          Year      Salary        Bonus        Compensation        Compensation
-----------------                          ----      ------        -----        ------------        ------------

Richard C. Ill                            2000      $375,000      $268,250         $5,025            $38,249(2)
President and Chief Executive             1999       345,000       379,500          5,225              8,550
Officer                                   1998       315,000       346,500          4,929              5,472

John R. Bartholdson                       2000      $315,000      $204,750         $4,940            $26,847(2)
Senior Vice President, Chief              1999       290,000       290,000          5,129              4,320
Financial Officer and Treasurer           1998       267,000       267,000          4,848              4,320

Richard M. Eisenstaedt                    2000      $182,500      $ 83,000         $4,853             $8,621(2)
Vice President, General                   1999       175,500       115,000          4,950              2,592
Counsel and Secretary                     1998       164,000       114,800          4,725              2,592

Craig N. Kitchen                          2000      $152,885       $65,000         $2,337               $555
Vice President                            1999(1)      5,769             -              -                  -
                                          1998             -             -              -                  -

Paul T. Stimmler                          2000      $114,500       $46,000         $3,405            $29,386(2)
Vice President and Assistant              1999       110,000        55,000          3,300              4,950
Secretary                                 1998       106,500        53,000          3,196              4,950

------------------

(1)      Mr. Kitchen began employment with Triumph in March, 1999.
(2) These amounts include the present value of the yearly interest foregone by Triumph for the Executive Life Program - Collateral Assignment Split Dollar Agreement for Messrs. Ill, Bartholdson, Eisenstaedt and Stimmler in the amounts of $29,189, $19,762, $5,850 and $22,075, respectively.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table lists, for each of the named executive officers, information about options granted under the 1996 stock option plan during the fiscal year ended March 31, 2000.

         The following options were granted on April 17, 1999 and February 8, 2000. The options vest in four equal installments on each of the first, second, third and fourth anniversaries of the grant date.

         The exercise price for each option is equal to the fair market value of the common stock on the date of grant.

         Potential realizable value is based on the assumed annual growth rates listed, compounded annually for the ten-year option term.

         The dollar amounts set forth under this heading are the results of calculations required by the SEC and are not intended to forecast possible future appreciation, if any, of the value of the common stock.


                                                     Individual Grants
                              ------------------------------------------------------------------
                                 Number of          % of Total                                        Potential Realizable Value
                                Securities            Options                                         At Assumed Annual Rates
                                Underlying          Granted to       Exercise or                      of Stock Appreciation for
                                  Options          Employees in      Base Price     Expiration                Option Term
                                                                                                      ----------------------------
      Name                      Granted (#)         Fiscal Year        ($/sh)          Date          5%                 10%
      ----                      -----------         -----------        ------          ----          --                 ---

Richard C. Ill                   20,000            10.4987%            $26.438         4/17/09     $332,534.32       $842,707.26

John R. Bartholdson              20,000            10.4987              26.438         4/17/09      332,534.32        842,707.26

Richard M. Eisenstaedt            5,000             2.6247              26.438         4/17/09       83,133.59        210,676.81
                                  2,000             1.0499              24.625          2/8/10       30,973.06         78,491.82

Craig N. Kitchen                  6,000             3.1496              26.438         4/17/09       99,760.30        252,812.18
                                  2,000             1.0499              24.625          2/8/10       30,973.06         78,491.82

Paul T. Stimmler                  2,000             1.0499              26.438         4/17/09       33,253.43         84,270.73

                          FISCAL YEAR END OPTION VALUES

         The following table lists, for each of the named executive officers, information about the value of unexercised options at March 31, 2000.

         The fair market value of "in-the-money" options was calculated based on the difference between the exercise price of the options held and the closing price per share for common stock on the NYSE of $29.125 on March 31, 2000, multiplied by the number of options held.


                                                              Number of Securities             Value of
                                                             Underlying Unexercised         Unexercised In-
                                                                Options at Fiscal        the-Money Options at
                                Shares                            Year End (#)            Fiscal Year End ($)
                              Acquired on          Value          Exercisable/               Exercisable/
Name                         Exercise (#)       Realized($)       Unexercisable              Unexercisable
----                         ------------       -----------       -------------              -------------

Richard C. Ill                     0                 0            30,750/42,250         $265,781.26/142,333.76
John R. Bartholdson                0                 0            30,750/42,250          265,781.26/142,333.76
Richard M. Eisenstaedt             0                 0             8,750/13,250           75,937.50/47,747.50
Craig N. Kitchen                   0                 0                 0/8,000                 0.00/25,122.00
Paul T. Stimmler                   0                 0             8,000/6,000            75,937.50/30,686.50


EMPLOYMENT AGREEMENTS

         Triumph entered into employment agreements with Richard C. Ill and John
R. Bartholdson, effective July 1, 1999, pursuant to which Messrs. Ill and Bartholdson serve as President and Chief Executive Officer and as Senior Vice President and Chief Financial Officer, respectively, of Triumph through September 30, 2002, unless earlier terminated by the board or, in certain circumstances following a change in control transaction, by the executive. These agreements provide for an annual salary to Mr. Ill of not less than $375,000 and to Mr. Bartholdson of not less than $315,000, plus incentive compensation as determined by the board or the compensation committee, by authority delegated by the board, and comparable benefits and perquisites given to other members of senior management. Messrs. Ill and Bartholdson are entitled to severance and other payments following the earlier termination of employment by Triumph or upon termination by the executive following a change in control of Triumph. The executive may terminate his employment following a change in control transaction, if as a result of this change in control, the executive in good faith is unable to carry out his duties and responsibilities, the executive is required to accept a material reduction in his duties and responsibilities or a geographical relocation or the successor company fails to assume the executive's employment agreement. In the event of any early termination (other than for "cause," death or disability), Messrs. Ill and Bartholdson are entitled to receive a severance payment from Triumph equal to one-twelfth of their respective salaries for 24 months. Messrs. Ill and Bartholdson are required to devote substantially all of their time and effort during normal business hours (reasonable sick leave and vacations excepted) to the business and affairs of Triumph.

         Triumph has also entered into employment agreements with Richard M. Eisenstaedt and Craig N. Kitchen, effective July 1, 1999. Pursuant to his employment agreement, Mr. Eisenstaedt serves as Vice President and General Counsel of Triumph through June 30, 2002, unless earlier terminated by the board or, in certain circumstances following a change in control transaction, by the executive. Pursuant to his employment agreement, Mr. Kitchen serves as Vice President of Triumph through June 30, 2001, unless earlier terminated by the board or, in certain circumstances following a change in control transaction, by the executive.

         These agreements provide for an annual salary to Mr. Eisenstaedt of not less than $182,500 and to Mr. Kitchen of not less than $150,000, plus incentive compensation as determined by the board or the compensation committee, by authority delegated by the board, and comparable benefits and perquisites given to other members of senior management. Messrs. Eisenstaedt and Kitchen are entitled to severance and other payments following the earlier termination of employment by Triumph or upon termination by the executive following a change in control of Triumph. The executive may terminate his employment following a change in control transaction, if as a result of this change in control, the executive in good faith is unable to carry out his duties and responsibilities, the executive is required to accept a material reduction in his duties and responsibilities or a geographical relocation or the successor company fails to assume the executive's employment agreement. In the event of any early termination (other than for "cause", death or disability), Messrs. Eisenstaedt and Kitchen are entitled to receive a severance payment from Triumph equal to one-twelfth of their respective salaries for 24 months and 12 months, respectively. Messrs. Eisenstaedt and Kitchen are required to devote substantially all of their time and effort during normal business hours (reasonable sick leave and vacations excepted) to the business and affairs of Triumph.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERALL POLICY

         Triumph's executive compensation program is designed to be closely linked to corporate performance and results. To this end, Triumph has developed an overall compensation plan to provide its executive officers with the opportunity to earn cash compensation plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for Triumph's stockholders. Triumph's compensation strategy is to place the major portion of total compensation at risk in the form of annual incentives and long-term, stock-based compensation programs. The overall objectives of this strategy are to attract and retain the best and most experienced executive talent, to motivate these executives to achieve the goals inherent in Triumph's business strategy, to link executive and stockholder interests through equity-based plans and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

         The compensation committee receives from time to time comprehensive data and analyses from an independent compensation consultant which evaluates Triumph's compensation program against industry and peer group norms. Triumph seeks to offer base salaries for Triumph's executive officers at levels that are competitive with its industry group, that is, companies of similar size in the aviation and general manufacturing industries. In addition, Triumph provides significant incentive opportunities for its executive officers. Triumph's target for total cash compensation opportunities (salary plus bonus) is between the median and the 75th percentile for its industry group, with significant variability based on company-wide, business unit and individual performance. Triumph's annual incentive plan for executive officers is tied to business plans using a performance matrix based on consolidated return on operating assets, consolidated operating income and earnings per share. For the two most highly compensated executive officers, Triumph's target for annual incentive awards is 55% and 50%, respectively, and their maximum annual incentive awards are 110% and 100%, respectively. Triumph's other executive officers have annual incentive award opportunities which are determined by the executive officer's job function and level within Triumph. The actual award is established by the President and Chief Executive Officer of Triumph based on the performance of Triumph and the individual, subject to the review and approval of the compensation committee. Awards above 50% of salary must be deferred and executive officers may elect two year deferrals or career deferrals. All deferrals are subject to the accrual of interest to be paid by Triumph to the executive officer. Stock options are awarded to executive officers and other management employees to align the interest of Triumph's management with those of its stockholders.

         The compensation committee determines the compensation of Richard C. Ill, the President and Chief Executive Officer of Triumph, and of John R. Bartholdson, the Senior Vice President, Chief Financial Officer and Treasurer of Triumph. In addition, the board reviews the compensation proposed to be awarded by Messrs. Ill and Bartholdson to Triumph's other three executive officers and the presidents of each of Triumph's operating divisions and subsidiaries.

         As discussed above, the key elements of Triumph's executive compensation consist of base salary, annual bonus and options granted under Triumph's option plans. The compensation committee's policies for each of these elements, including the basis for the compensation awarded to Mr. Ill, Triumph's President and Chief Executive Officer, are discussed below.

         In addition, while the elements of compensation described below are considered separately, the compensation committee takes into account the full compensation package afforded by Triumph to the individual, including matching under its 401(k) plan, insurance and other benefits, as well as the programs described below.

BASE SALARIES

         Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies in Triumph's industry group. Annual salary adjustments are determined by evaluating the performance of Triumph and of each executive officer, and also take into account new responsibilities.

         For the base salary granted to Mr. Ill for the fiscal year ended March 31, 2000, the compensation committee took into account a comparison of base salaries of chief executive officers of Triumph's industry group, Triumph's success in meeting its financial objectives in this fiscal year, the success of Triumph's financial performance compared with similar companies engaged in providing products and services to the aviation industry, the economic conditions encountered within the aviation industry generally, the performance of the common stock and the assessment by the compensation committee of Mr. Ill's individual performance. The compensation committee also took into account the longevity of Mr. Ill's service to Triumph and its belief that Mr. Ill is an excellent representative of Triumph to the public by virtue of his stature in the community and the industry. Mr. Ill was granted a base salary of $375,000 for the fiscal year ended March 31, 2000, an increase of 8.70% from his $345,000 base salary for the fiscal year ended March 31, 1999.

ANNUAL BONUS

         Triumph's executive officers are eligible for an annual cash bonus. The corporate performance measure for bonus payments is tied to business plans based on levels of consolidated return on operating assets, consolidated operating income and earnings per share. If a minimum level of consolidated return on operating assets and consolidated operating income is not met, no bonuses will be paid. Individual non-financial performance measures are considered and, where appropriate, unit performance measures, in determining bonus.

         Triumph met or slightly exceeded its planned levels of performance for the year in consolidated cash return on operating assets, consolidated operating income and earnings per share goals for the fiscal year ended March 31, 2000. For the fiscal year ended March 31, 2000, Mr. Ill was awarded a bonus of $268,250.

STOCK OPTIONS

         Under the 1996 stock option plan, stock options may be granted to Triumph's executive officers as well as its other employees. The compensation committee sets guidelines for the size of stock option awards based on similar factors, including competitive compensation data, as are used to determine base salaries and annual bonus. In the event of poor corporate performance, the compensation committee may elect not to award options.

         Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the common stock on the date of grant, vest over four years and may be exercised for up to ten years from the date of grant. This approach is designed to incentivize the creation of stockholder value over the long term because the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

         61,000 options to purchase shares of common stock were granted to executive officers of Triumph during the fiscal year ended March 31, 2000. The compensation committee believes that significant equity interests in Triumph held by Triumph's management align the interests of stockholders and management.

CONCLUSION

         Through the programs described above, a significant portion of Triumph's executive compensation is linked directly to individual and corporate performance and stock price performance relative to that of the overall market as well as the industry index. The compensation committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                                          Compensation Committee
                                                                Richard C. Gozon
                                                                 Claude F. Kronk
                                                             Joseph M. Silvestri

         This report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act except to the extent that Triumph specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The compensation committee of the board is composed of Richard C. Gozon, Claude F. Kronk and Joseph M. Silvestri. None of the members of the compensation committee were employees of Triumph during the fiscal year ended March 31, 2000.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

MANAGEMENT

         As of May 31, 2000, the following nominees for director, the following executive officers, all directors and executive officers as a group, and the following 5% beneficial owners, were known to Triumph to be beneficial owners (as defined in regulations issued by the SEC) of the outstanding common stock and class D common stock shown below.

         A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date of this proxy statement upon the exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by that person (but not those held by any other person) and that are exercisable within 60 days from the date of this proxy statement have been exercised.

         Unless otherwise noted, Triumph believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock and class D common stock beneficially owned by them.

         The percent of total shares outstanding is based upon outstanding shares of common stock and class D common stock.


                                                    Shares Beneficially Owned
                                                    -------------------------

                                                                            Percent of
                                                                           Total Shares
Name                                              Number                    Outstanding
----                                              ------                    -----------

Richard C. Ill...............................    310,443(1)                     2.66%
John R. Bartholdson .........................    290,576(2)(3)                  2.49%
Richard M. Eisenstaedt ......................     12,250(4)                     *
Craig N. Kitchen.............................      1,500(5)                     *
Paul T. Stimmler.............................     49,950(6)(7)                  *
Richard C. Gozon ............................     72,096(8)                     *
Claude F. Kronk .............................     78,470(9)                     *
Joseph M. Silvestri .........................     24,825(10)                    *
William O. Albertini.........................      4,834(11)                    *

Citicorp Venture Capital, Ltd. ..............  5,298,535(12)                   45.39%
399 Park Avenue
New York, NY 10043

                                       11





Private Capital Management, Inc. ............    1,645,549                     14.10%
3003 Tamiami Trail North
Naples, Fl 34103

All executive officers and
directors as a group
(10 persons) ................................      884,697                      7.58%

-----------------
* Less than one percent.

(1) Mr. Ill currently holds stock options to purchase 40,250 shares of common stock, which options may be exercised in the next 60 days.
(2) Mr. Bartholdson currently holds stock options to purchase 40,250 shares of common stock, which options may be exercised in the next 60 days.
(3) Mr. Bartholdson disclaims beneficial ownership of 5,300 shares of common stock beneficially owned by his daughters.
(4) Mr. Eisenstaedt currently holds stock options to purchase 11,250 shares of common stock, which options may be exercised in the next 60 days.
(5) Mr. Kitchen currently holds stock options to purchase 1,500 shares of common stock, which options may be exercised in the next 60 days.
(6) Mr. Stimmler currently holds options to purchase 9,000 shares of common stock, which options may be exercised in the next 60 days.
(7) Mr. Stimmler disclaims beneficial ownership of 16,200 shares of common stock beneficially owned by his wife.
(8) Mr. Gozon currently holds stock options to purchase 1,001 shares of common stock, which options may be exercised in the next 60 days.
(9) Mr. Kronk currently holds stock options to purchase 1,001 shares of common stock, which options may be exercised in the next 60 days.
(10) Mr. Silvestri currently holds stock options to purchase 1,001 shares of common stock, which options may be exercised in the next 60 days.
(11) Mr. Albertini currently holds stock options to purchase 834 shares of common stock, which options may be exercised in the next 60 days.
(12) Includes 1,300,000 shares of common stock and 3,348,535 shares of class D common stock, which class D common stock cannot be voted in the election of directors. Includes also 650,000 shares of common stock which may be acquired upon exercise by World Equity Partners, L.P., an affiliate of Citicorp Venture Capital, of an outstanding warrant held by World Equity Partners.

 PRINCIPAL STOCKHOLDERS

         As of May 26, 2000, each of the following persons was known to Triumph to be a "beneficial owner" (as defined in regulations issued by the SEC) of more than five percent of the outstanding common stock and class D common stock.

         The information in this table was furnished by Citicorp Venture Capital, Ltd. and Private Capital Management, Inc. in reports to Triumph and by filings with the SEC.

         Citicorp Venture Capital has voting and investment power for all shares listed, except 650,000 shares of common stock which may be acquired upon exercise by World Equity Partners, an affiliate of Citicorp Venture Capital, of its warrant.


                           Name and Address                           Amount and Nature of                Percent
Title of Class             of Beneficial Owner                        Beneficial Ownership                of Class
--------------             -------------------                        --------------------                --------

Common stock               Citicorp Venture Capital, Ltd.             5,298,535(1)                        45.39%
and class D                399 Park Avenue
common stock               New York, NY 10043

Common stock               Private Capital Management, Inc.           1,645,549                           14.10%
                           3003 Tamiami Trail North
                           Naples, FL 34103

-----------
(1) Includes 1,300,000 shares of common stock and 3,348,535 shares of class D common stock, which class D common stock cannot be voted in the election of directors.

PERFORMANCE GRAPH

         The following graph compares the percentage change in cumulative total stockholder return on the common stock, on a quarterly basis, from October 24, 1996 to the present with the cumulative total return over the same period of (i) the Aerospace/Defense Industry Index published by Standard & Poor's and (ii) the Russell 2000 index.

                  [In the printed proxy statement a graph appears
                       depicting the following plot points]


                                        CUMULATIVE TOTAL RETURN
                        ----------------------------------------------------------------
                        #############        3/97        3/98        3/99          3/00

TRUIMPH GROUP, INC.       100.00            115.52     204.02     108.05        133.91
RUSSELL 2000              100.00            109.79     157.16     122.54        138.78
S& P AEROSPACE/DEFENSE    100.00            103.05     121.47      86.45         79.38


         Triumph has not paid cash dividends on its common stock. HISTORIC STOCK PRICE IS NOT INDICATIVE OF FUTURE STOCK PRICE PERFORMANCE.

             PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF AUDITORS

         The board has selected Ernst & Young LLP as Triumph's independent auditors for the fiscal year ending March 31, 2001 and the stockholders are asked to ratify this selection. Ernst & Young LLP has advised Triumph that it has no direct or material indirect interest in Triumph or its affiliates. Representatives of Ernst & Young LLP are expected to attend the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         The favorable vote of a majority of shares of common stock and class D common stock entitled to vote at the meeting, voting together as a class, is required to approve the ratification of the selection of auditors.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

                            GENERAL AND OTHER MATTERS

         The board knows of no matter, other than as referred to in this proxy statement, which will be presented at the meeting. However, if other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them with their judgment in those matters.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires Triumph's directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of Triumph's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Triumph. Directors, officers and 10% holders are required by SEC regulations to send Triumph with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms sent to Triumph and the representations made by the reporting persons to Triumph, Triumph believes that during the fiscal year ended March 31, 2000, its directors, officers and 10% holders complied with all filing requirements under Section 16(a) of the Exchange Act except Paul T. Stimmler, an executive officer of Triumph, who filed a Statement of Changes in Beneficial Ownership on Form 4 for March 2000 on April 11, 2000, which was required to be filed by April 10, 2000.

                  STOCKHOLDER PROPOSALS -- 2001 ANNUAL MEETINg

         Proposals of stockholders intended to be presented at the annual meeting of stockholders in 2001 must be received by February 28, 2001 to be considered for inclusion in Triumph's proxy statement and form of proxy relating to that meeting. If any stockholder wishes to present a proposal to the 2001 annual meeting of stockholders that is not included in Triumph's proxy statement for that meeting and fails to submit that proposal to the Secretary of Triumph on or before May 14, 2001, then Triumph will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in its proxy statement. Stockholder proposals should be directed to the Secretary, at the address of Triumph set forth on the first page of this proxy statement.

                                             By order of the board of directors,

                                             /s/ Richard M. Eisenstaedt
                                                 ----------------------


                                                          Richard M. Eisenstaedt
                                                                       Secretary

June 28, 2000

PROXY



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              TRIUMPH GROUP, INC.

         The undersigned hereby appoints Richard C. Ill and John R. Bartholdson as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Triumph Group, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on July 26, 2000 or any adjournments thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



                             -FOLD AND DETACH HERE-

IF NO DIRECTION IS MADE WITH RESPECT TO THE ELECTION OF DIRECTORS OR IF YOU VOTE "FOR" THE ELECTION OF THE    PLEASE MARK
NOMINEES AS DIRECTORS, THE PROXIES WILL ALLOCATE VOTES IN THEIR DISCRETION AMONG THE NOMINEES, UNLESS          YOUR VOTES AS  X
OTHERWISE SPECIFIED.                                                                                           INDICATED IN
                                                                                                               THE EXAMPLE



ELECTION AS DIRECTORS                                                    THE BOARD RECOMMENDS A VOTE "FOR" THE FOLLOWING DIRECTORS:

    FOR all nominees                  WITHHOLD              Nominees: Richard C. Ill, John R. Bartholdson, Claude F. Kronk, Richard
  listed to the right                 AUTHORITY             C. Gozon, Joseph M. Silvestri, and William O. Albertini.
(EXCEPT FOR THOSE NOMINEES   to vote for all nominees
    I HAVE CROSSED-OUT)         listed to the right         To distribute your votes on a cumulative basis, write below the name(s)
         /  /                          /  /                 of the nominee(s) you wish to vote for and the number of votes you wish to cast for each.

                                                            -----------------------------------------------------------------------

     THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2.
Ratify appointment of Ernst & Young LLP as independent auditors.

 FOR           AGAINST         ABSTAIN
 /  /            /  /            /  /











Signature                                       Signature                         Date
         ------------------------------------              -----------------------       -----------------------
NOTE: PLEASE SIGN AS NAME APPEARS HEREON.  JOINT OWNERS SHOULD EACH SIGN.  WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

                              -FOLD AND DETACH HERE-